                                                                   EXHIBIT 23.11

                          CONSENT OF THE OHIO COMPANY

    We hereby consent to (i) the inclusion of our opinion letter, dated September 18, 1997, to the Board of Directors of Country Fresh, Inc. (the "Company") as Appendix B to the Proxy Statement/Prospectus relating to the merger of CF Acquisition Corp., a wholly owned subsidiary of Suiza Foods Corporation, with and into the Company and (ii) all references to The Ohio Company under the headings "Summary," "The Merger--Background of the Merger," "The Merger--Reasons for the Merger," "The Merger-- Opinion of the Financial Advisor to Country Fresh," and elsewhere in the Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                THE OHIO COMPANY

                                By:             /s/ ROBERT A. COREA
                                     -----------------------------------------
                                                  Robert A. Corea
                                                   VICE PRESIDENT

October 21, 1997
Columbus, Ohio